[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.6

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (“Assignment Agreement”) is made and entered into as of [October 13], 2016 by and among GlaxoSmithKline (China) R&D Co., Ltd, whose registered office is at Building 3, 898 Halei Road, Zhangjiang Hi-Tech Park, Pudong New Area, Shanghai, PRC (“Former Licensee”), and Chengdu Bater Pharmaceutical Co., Ltd, which has its registered office at No. 52, Baihua East St., Wuhou District, Chengdu, Sichuan, China (“Licensor”), and Zai Lab (Shanghai) Co., Ltd. whose registered office is at 1043 Halei Road, Bldg 8, Suite 502, Zhangjiang High-Tech Park, Pudong New Area, Shanghai, China (“New Licensee”).

RECITALS

WHEREAS, Former Licensee and Licensor are the parties to the License and Assignment Agreement attached hereto as Exhibit I, which dated July 15, 2013 (“Existing Agreement”),

WHEREAS, Former Licensee wishes to assign and transfer, and New Licensee wishes to accept and assume, all of Former Licensee’s rights and obligations, respectively, under the Existing Agreement,

WHEREAS, Former Licensee and New Licensee have executed the License and Transfer Agreement (“License and Transfer Agreement”) on the same date hereof.

WHEREAS, Licensor has agreed to consent to the assignment according to the terms set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants arid agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows,

1.	Assignment. Former Licensee hereby conveys, assigns and transfers to New Licensee all its rights, title, interest and any arid all liabilities and obligations in and to the Existing Agreement, and New Licensee hereby accepts and assumes the assignment of Former Licensee’s right, title, interest, and any and all liabilities and obligations of Former Licensee under the Existing Agreements, and shall be bound by all of the terms of the Existing Agreements in Former Licensee’s place and stead in every way as if New Licensee were a party to the Existing Agreements in lieu of Former Licensee (“Assignment”).

2.	Consent of Licensor. Licensor hereby consents to the Assignment, and, with effect from the Effective Date, Licensor also undertakes to perform the Existing Agreement and to be bound by its terms in every way as if New Licensee were a party to the Existing Agreement in lieu of Former Licensee.

3.	Change of Obligations and Notice.

3.1	Licensor hereby agrees and acknowledges that:

(i)	as of the date hereof, Former Licensee has made the following payments to Licensor under the Existing Agreement in an aggregate amount of [*], including the settled payments as listed below, and any other payables by Former Licensee under the Existing Agreement shall be paid by New Licensee upon the Effective Date;

(1)	Settled Payments include:

[*]

(2)	Outstanding payments to be made upon achievement of milestone events under the Existing Agreement include:

[*]

(ii)	as of the date hereof, Former Licensee is in compliance with all of the terms and conditions under the Existing Agreement and no default by Former Licensee under the Existing Agreement has occurred or is continuing;

(iii)	unless otherwise provided herein, all the terms and conditions of the Existing Agreement and any exhibits or schedules thereof are in full force and effect and is enforceable in accordance with its terms.

3.2	Licensor hereby releases, acquits and forever discharges Former Licensee from and of each covenant and condition of, and each liability or other obligation arising under, the Existing Agreement to be observed or performed by Former Licensee pursuant to the terms thereof and Former Licensee shall no longer be bound by, or have any obligation or liability in respect of, the Existing Agreement. [*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.3	Any notice or other communication between New Licensee and Licensor required or permitted hereunder under the Existing Agreement or any other documents in connection herewith shall be directed as follows:

If to New Licensee:

Attn: Samantha Du, CEO

Address: 1043 Halei Road, Bldg 8, Suite 502, Zhangjiang High-Tech Park, Pudong New Area, Shanghai, China

If to Licensor:

Attn: Jingmin Zhao

Address: No. 52, Baihua East St., Wuhou District, Chengdu, Sichuan, China

4.	Continued Effectiveness. This Assignment Agreement shall take effect from the date that New Licensee fulfils its payment obligations as per section 2.2 of the License and Transfer Agreement (“Effective Date”). Except as otherwise provided herein, all terms and conditions of the Existing Agreements shall remain in effect and unchanged.

5.	Governing Law. This Assignment Agreement shall be governed by and construed in accordance with the laws of the People’s Republic of China.

6.	Dispute Resolution. Any claim, controversy or dispute among the parties hereto arising out of, relating to, or in connection with this Assignment Agreement, including the interpretation, validity, termination or breach hereof, that cannot be settled amicably, shall be resolved in accordance with the dispute resolution provisions set forth in the Existing Agreement.

7.	Counterparts. This Assignment Agreement may be executed in three counterparts each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

[The remainder of this page intentionally left blank; the signature page follows]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the parties have caused this Assignment Agreement to be duly executed under seal on the date first written above.

GlaxoSmithKline (China) R&D Co., Ltd

By:	/s/ Min Li
(Signature)

Name:	Min Li

Title:	SVP, Global Head of Neuroscience TAU and GM of R&D China

Date:	2016.10.21

Zai Lab (Shanghai) Co., Ltd.

By:	/s/ Ying Du
(Signature)

Name:	Ying Du

Title:	CEO

Date:	2016.10.24

Chengdu Bater Pharmaceutical Co., Ltd

By	/s/ [ILLEGIBLE]
(Signature)

Name	[ILLEGIBLE]

Title	[ILLEGIBLE]

Date:	2016.10.13

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit I

License and Assignment Agreement

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

LICENSE AND ASSIGNMENT AGREEMENT

Between

Chengdu Bater Pharmaceutical Co., Ltd

and

GlaxoSmithKline (China) R&D Co., Ltd

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

THIS LICENSE AND ASSIGNMENT AGREEMENT (“Agreement”) is made on July 15, 2013 (“Effective Date”)

BETWEEN:

(1)	Chengdu Bater Pharmaceutical Co., Ltd, a limited liability company duly established and validly existing under the law of the People’s Republic of China (“PRC”), whose registered address is at No. 52, Baihua East St., Wuhou District, Chengdu, Sichuan, China 610041 (“CBP”); and

(2)	GlaxoSmithKline (China) R&D Co., Ltd, a foreign invested enterprise duly established and validly existing under PRC law, whose registered office is at Building 3, 898 Halei Road, Zhangjiang Hi-Tech Park, Pudong New Area, Shanghai, PRC (“GSK”).

BACKGROUND:

1.	CBP is currently engaging in developing a Traditional Chinese Medicine incorporating Fugan for the treatment of diseases in dermatology (“Fugan Program”) and has completed early stage researches;

2.	GSK wishes to, by obtaining a license to and subsequent assignment of certain IPs and Know-how from CBP, participating in developing the Product worldwide (including China) with the ultimate purpose of manufacturing and commercializing the Product; and

3.	CBP agrees to grant such a license and subsequently assign to GSK.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1	DEFINITIONS

The following capitalized terms shall have the meanings given in this Section when used in this Agreement:

Affiliate(s)	with respect to any specified person (including without limitation any corporation or other business entity), any person that is directly or indirectly controlling, controlled by, or under common control with such first person for so long as such control exists. For the purposes of this definition, (a) “control” shall mean (i) the direct or indirect ownership of at least 50% of the outstanding shares or voting interest in such person; or (ii) the ability to direct the affairs of such

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

person through the power to appoint a majority of the directors or similar governing body of such person, an investment relationship, or contractual or other arrangements; and (b) “person” means any individual, corporation, partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or institution having recognition as a legal person or entity.

Agreement	this document, including its Schedules, as amended from time to time in accordance with Section 15.10;

Arising IP	all data, result, information, documents, Know-how, IPs, clinical trial materials, manufacturing technologies and protocols, supply information, regulatory dossier and packages for the Development, registration, manufacture and Commercialization of the Product generated during the Term of the Agreement and after Fugan Program Transfer;

Background IP	information, data, results, techniques, methods, processes, Know-how, Intellectual Property, software and materials (regardless of the form or medium in which they are disclosed or stored) that are granted by CBP or its Affiliates to GSK or its Affiliates for use under this Agreement and that are: (i) existing prior to the Effective Date; or (ii) independently discovered and developed during the Term by CBP or its Affiliates other than in performance of its obligations under this Agreement and without use of the Intellectual Property, Know-how or Confidential Information of GSK or its Affiliates;

Business Day	Monday to Friday (inclusive) except public holidays in the PRC;

CFDA	the China Food and Drug Administration or its predecessor;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CNY	Chinese Yuan, legal currency of the PRC;

Commercialization	with respect to a Product, the manufacture, marketing and sale of such Product. Commercialize and Commercializing shall be construed accordingly.

Confidential Information	any information (including without limitation any Know-how, results, and regulatory submissions) disclosed by one Party to other Party for use under this Agreement which a reasonable business person would determine to be secret or confidential or which is identified as confidential before or at the time of disclosure or other information which is identified as confidential before or at the time of disclosure (or, if orally, electronically or visually disclosed without being identified as confidential before or at the time of disclosure, that the disclosing Party, describes and references the place and date of such oral, electronic or visual disclosure and the names of the person(s) to whom such disclosure was made in a written document or documents delivered to the receiving Party within ten (10) days after such disclosure);

CTA	the approval issued by CFDA for conducting clinical trial on human subjects for drug products in China;

Development	all discovery, research and development work necessary to enable the manufacture of Products for Commercialization. Develop and Developing shall be construed accordingly;

Evaluation	studies conducted by GSK as specified in Schedule 2 to evaluate preclinical pharmacology, safety, manufacturing and supply processes for Fugan to support its future clinical development;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Fugan	the materials from two herbs, [*];

Fugan Program Transfer	Delivery of all documents, non-clinical and clinical data, regulatory dossier and any other information under Fugan Program that is in possession of CBP as of the Effective Date concerning the Development of the Fugan, with details specified in Schedule 1;

GSK Criteria GSK	criteria specified in Schedule 2;

Intellectual Property or IP	Patents and other like forms of protection, copyrights, rights in databases, trade names, trade or service marks (whether registered or unregistered), trade secrets, domain names, design rights (whether registered or unregistered), including all applications for registration for the foregoing and all other similar proprietary rights as may exist anywhere in the world;

Know-how	all non-patentable information including, without limitation, information relating to data, results, technology, inventions, discoveries, concepts, methodologies, models, research, development and testing procedures, source and supply, manufacturing processes, techniques and specifications, quality control data, analyses and reports, regulatory dossier and packages;

Marketing Authorization	in relation to a Product, those authorizations necessary from one or more regulatory authorities in the relevant country for the manufacture, marketing, distribution or sale of a medicinal product;

New Drug Certificate	a certificate issued by CFDA for any new drug product developed in China;

Party or Parties	Party means GSK and its Affiliates or CBP and its Affiliates, Parties means both GSK and CBP and their Affiliates;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Patents	Patents and patent applications and all substitutions, divisions, continuations, continuations-in-part, any patent issued with respect to any such patent applications, any reissue, reexamination, utility models or designs, renewal or extension (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all counterparts thereof in any country;

Phase II Clinical Trial	preliminary evaluation of therapeutic effectiveness of a drug, for the purpose of preliminarily evaluating the therapeutic effectiveness and safety of the drug for patients with target indication(s), and provide evidence for design of Phase III Clinical Trial and settlement of administrative dose regimen;

Phase III Clinical Trial	confirmation of therapeutic effectiveness of a drug, for the purpose of further verifying drug therapeutic effectiveness and safety on eligible patients with target indication(s), evaluating overall benefit-risk relationships of the drug, and ultimately providing sufficient evidence for the review of drug registration application;

Product	a Traditional Chinese Medicine incorporating the Fugan in any formulation,;

TCM Approvals:	the approval(s) by PRC traditional Chinese medicine regulatory authorities with respect to the transfer, license, or technology exchange of traditional Chinese medicine research results or the collaboration with foreign entities or foreign invested entities in the research, development or other activities with respect to traditional Chinese medicine under the PRC Regulations on Traditional Chinese Medicine and the Provisional Measures regarding Foreign-related Administration of Traditional Chinese Medicine;

Term:	the term of this Agreement as specified in Section 11.1

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2	FUGAN PROGRAM TRANSFER AND DEVELOPMENT OF PRODUCT

2.1.	CBP acknowledges that as of the Effective Date, it has completed the non-clinical study and certain clinical researches of the Fugan at its own costs and has duly obtained the CTA for conducting Phase II and Phase III Clinical Trial for the Products in China.

2.2.	CBP shall complete the Fugan Program Transfer within thirty (30) days upon the Effective Date, and shall have a continuous obligation thereafter to provide any further materials, documents, information produced, completed, and available to CBP or any other assistance reasonably required by GSK throughout the Term of this Agreement, for the purpose of Developing, manufacturing and Commercializing the Product.

2.3.	Upon completion of the Fugan Program Transfer, GSK will conduct the Evaluation. To the extent the Fugan Program meets GSK Criteria upon such Evaluation, GSK may decide to continue the subsequent Development of the Product, including but not limited to performing and funding Phase II and Phase III Clinical Trial in China subject to the terms and conditions of this Agreement.

2.4.	CBP acknowledges that GSK’s Evaluation and Development of the Product as contemplated in Section 2.3 above shall be made at its sole discretion and may be conducted by GSK or a third party designated by GSK (“GSK Designated Party”).

2.5.	CBP acknowledges and agrees that, GSK shall be solely responsible for the Development of the Product. In particular, GSK will exercise full control and take decisions in respect of the Developing activities for the Product, including but not limited to:

(i)	Designing and finalizing the detailed implementation plans of the clinical trial protocol, informed consent form (“ICF”) and any amendments thereto;

(ii)	Evaluation and selection of trial sites and principal investigators;

(iii)	Negotiating and entering into clinical trial agreements on behalf of CBP by using GSK approved templates;

(iv)	Monitoring the clinical trials and remain as key contact with the sites for the clinical trials;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(v)	Reviewing, handling and settling any adverse event claims arising from the Development of Product performed by GSK; and

(vi)	Participating in the communication with any regulatory authorities in relation to the Development of the Product.

2.6.	CBP, as the holder of CTA and the sponsor of the Phase II and Phase III Clinical Trials for the Product, shall provide necessary assistance and execute such document and/or enter into separate agreements with GSK or GSK Designated Party as reasonably required by GSK to complete Development, including but not limited to Phase II and Phase III Clinical Trials.

2.7.	CBP shall maintain a valid CTA in the course of clinical trials under this Agreement. In case any changes need to be made in the clinical trial protocol in the course of such trials, CBP shall be responsible for obtaining appropriate approvals for such changed protocol, including but not limited to an approval by the ethics committee or a revised CTA from CFDA. Any actions to be taken by CBP or any written communication to be provided to the ethics committee or CFDA for the purpose of obtaining appropriate approvals for such changed protocol shall be subject to the prior written approval by GSK. In addition, GSK is entitled to participate in any discussion CBP may have with the ethics committee or CFDA with respect to the changed protocol.

2.8.	Upon successful completion of Phase III Clinical Trial, at the sole discretion of GSK, CBP shall provide necessary assistance as reasonably required by GSK to complete: (i) a joint application by CBP and GSK or GSK Designated Party for the New Drug Certificate and/or Marketing Authorization of the Product, under which GSK or GSK Designated Party shall be identified as the manufacturer of the Product; or (ii) an application by CBP itself for the New Drug Certificate of the Product, and a subsequent supplemental application with CFDA when requested by GSK for technology transfer from CBP to GSK or GSK Designated Party so that GSK or GSK Designated Party can obtain the Marketing Authorization of the Product.

2.9.	Subject to Section 2.8, GSK or GSK Designated Party shall be the sole holder of the Marketing Authorization of the Product in China.

2.10.	[*]

3	LICENSE GRANT. OWNERSHIP AND ASSIGNMNT OF INTELLECTUAL PROPERTY

3.1.

Subject to the terms and conditions of this Agreement and in furtherance of the Fugan Program Transfer, CBP will grant GSK and its Affiliates on the Effective Date a worldwide, royalty-free, exclusive license (even as to CBP), with rights to sublicense, to all of CBP’s right, title, and interest (including worldwide rights and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

in all therapeutic areas and indications whether known or are subsequently discovered) in any and all Fugan Program, Fugan, and their related Background IP, including but not limited to IP, Know-how, data, clinical trial materials, manufacturing technologies and protocols, supply information, regulatory dossier and packages for the Development, registration, manufacture and Commercialization of the Product, to enable GSK to Develop, manufacture, and Commercialize such Product.

3.2.	All Arising IP shall be owned solely by GSK.

3.3.	During the Term of this Agreement, upon GSK’s request, CBP shall assign and convey to GSK all of CBP’s right, title and interest in and to the Background IP without any further payment from GSK.

3.4.	CBP shall provide necessary assistance as reasonably required by GSK to complete the registration of such license and assignment with relevant authorities.

4	MANUFACTURING & COMMERCIALIZATION

4.1.	GSK shall be solely responsible for, take all decisions in respect of and pay all costs of the manufacturing and Commercialization of the Products. CBP acknowledges that all decisions relating to the foregoing activities shall be taken by GSK in its sole discretion and that GSK shall be entitled to have GSK Designated Party participate in the manufacture and Commercialization of Products as GSK may consider appropriate.

5	PAYMENT

5.1.	consideration of CBP’s obligations under this Agreement, GSK agrees to make certain payments to CBP as set out in Sections 5.2 and 5.3.

5.2.	GSK will make an upfront cash payment in a total amount of CNY [*] (the “Upfront Payment”) to CBP within sixty (60) days upon signing of this Agreement and receipt by GSK of an invoice issued by CBP.

5.3.	GSK shall make milestone payments to CBP up to a maximum total amount of [*] ([*], “Milestone Payments”). Each Milestone Payment to CBP will be paid within [*] upon receipt by GSK of an invoice issued by CBP upon achievement of each of the corresponding milestone events as follows;

Milestone Events	Amount (CNY)
[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

For the avoidance of doubt, each of the above Milestone Payments shall be one-off payment payable by GSK with respect to the corresponding milestone event as set out above, regardless of whether such event would happen again for any other Product either in China or elsewhere in the world.

5.4.	CBP will provide GSK a complete, accurate and audit-worthy invoice for Upfront Payment and each Milestone Payment. The Upfront Payment and the Milestone Payments will be paid by wire transfer to CBP’s account provided herein. The bank account of CBP as designated herein shall be the sole and permanent bank account confirmed by CBP, and shall not be changed except for Force Majeure reasons.

CBP’s bank information:

Bank name: [*]

Account name: [*]

Account number: [*]

5.5.	All amounts payable to CBP (including the Upfront Payment and Milestone Payments) are inclusive of any applicable tax (including any withhold tax) to which payments made by GSK are subject to, at the rate from time to time prescribed by applicable law. CBP alone shall be responsible for paying any and all taxes levied on account of, or measured in whole or in part by reference to, any payment received by CBP.

6	EXCLUSIVITY

6.1.	During the Term, except for performance of its obligations hereunder, CBP shall not, by itself or through any Affiliate or third party, engage in any research and development activities directed towards the discovery, Development, manufacture, or Commercialization of any Product or any pharmaceutical product incorporating Fugan.

7	MANAGEMENT OF IP AND KNOW HOW

7.1.

In furtherance of Section 3.3, GSK shall have the exclusive right to prepare, file, prosecute and/or maintain any protection for Arising IP at its own cost and expense. CBP agrees to and hereby does assign to GSK its right to file for patents for Arising IP in any country or region, including in the PRC. CBP will cooperate in the filing and prosecution of patent applications for Arising IP. At GSK’s request, CBP will execute all necessary documents to effectuate the filing of patent applications related to Arising IP. At GSK’s request and expense, CBP will assist GSK in its efforts to establish, perfect, and defend all IP rights relating to Arising IP, and execute any documents necessary to do the same (including

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

assignments of rights, transfers, releases, affidavits, and declarations). CBP hereby designates GSK as its agent for, and grants to GSK a power of attorney with full power of substitution, which power of attorney will be deemed coupled with an interest, for the purpose of effecting the foregoing provisions.

7.2.	Since the Effective Date, GSK shall be responsible for and shall undertake, and shall bear all costs and expenses in connection with, the filing, prosecution, maintenance and defense of the Background IP, provided however that CBP shall provide necessary assistance as reasonably required by GSK before the date of assignment and conveyance of the Background IP to GSK in accordance with Section 3.2.

7.3.	Before ceasing to prosecute or maintain further in whole or in part any Background IP, GSK shall give at least [*] notice (“Abandonment Notice”) of its intention to CBP and shall offer CBP the right to assume responsibility for the prosecution and maintenance of the IP in question.

7.4.	Each Party shall give the other Party immediate notice of any infringement of any Background IP by a third party which, subject to any obligation of confidentiality owed to a third party, comes to that Party’s attention during the Term of this Agreement.

7.5.	If during the Term of this Agreement, any Party receives any notice, claim or proceedings from any third party alleging infringement of that third party’s intellectual property by reason of any Party’s activities in relation to this Agreement or the use and exploitation of any Background IP, then the Party receiving that notice shall forthwith notify the other Party of the notice, claim or proceeding and shall be entitled to defend and settle such claim or proceeding to the extent affecting the receiving Party, but shall not make any admission of liability on behalf of the other Party without that Party’s consent.

7.6.	GSK shall have the first right, but not the obligation, at its own cost to commence proceedings for infringement or misappropriation of any of the Background IP by a third party.

8	CONFIDENTIALITY

8.1.	Subject to the terms of this Section 8, neither Party shall, during the Term and for a period of [*] years thereafter, disclose the other Party’s Confidential Information to any third party, nor use the other Party’s Confidential Information for any purpose other than for the purpose of performance of this Agreement.

8.2.	No Party will be in breach of any obligation under Section 8.1 in disclosing the Confidential Information to the extent that the Confidential Information:

(i)	is known to the Party making the disclosure before its receipt from the other Party, and not already subject to any obligation of confidentiality to the other Party;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(ii)	is or becomes publicly known without any breach of this Agreement or any other undertaking to keep it confidential;

(iii)	has been obtained by the Party making the disclosure from a third party in circumstances where the Party making the disclosure has no reason to believe that there has been a breach of an obligation of confidentiality owed to the other Party;

(iv)	has been independently developed by the Party making the disclosure;

(v)	is disclosed pursuant to, and solely to the extent required to be disclosed to comply with, the requirement of any law or regulation or applicable listing rules or the order of any court of competent jurisdiction or any relevant governmental or stock exchange authority, provided the Party required to make the disclosure provides the other Party with prior written notice of such requirement and the information required to be disclosed, takes reasonable actions to avoid or minimize the extent of such disclosure, and, to the extent reasonably practicable, seeks protective and confidential treatment of the information to be disclosed;

(vi)	is disclosed on a confidential and need-to-know basis (on terms at least as protective as those set forth herein) to the investigators, directors, officers, employees, Affiliates, permitted subcontractors, financial advisors, and attorneys of a Party; or

(vii)	is approved for release in writing by an authorized representative of the other Party.

8.3.	The Parties understand and acknowledge that CBP may possess certain information that are classified as state secrets of the PRC. CBP hereby covenants that it may not and shall not disclose to GSK any Confidential Information in violation of the PRC laws and rules on the protection of state secrets. CBP shall indemnify GSK for any losses or penalties suffered due to CBP’s breach of the foregoing sentence.

8.4.	Neither CBP nor GSK will use the name, trade-name, or logo of the other Party or its Affiliates in any press release, publication, or product advertising, or for any other promotional purpose, nor disclose the existence or terms of this Agreement without first obtaining the written consent of that Party.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9	LIMITATION OF LIABILITY

9.1.	CBP warrants that, to the best of its knowledge and belief (having made reasonable inquiries with its employees involved in the Fugan Program or likely to have relevant knowledge, but not having made any search of any public register), any advice or information given by it or any of its employees or any other persons engaged by CBP who work on the Fugan Program, or the content or use of any Background IP, Arising IP, or materials, works or information provided in connection with the Fugan Program, will not constitute or result in any infringement of any third party rights.

9.2.	Except under the limited warranty in Section 9.1 and subject to Section 9.4, no Party accepts any responsibility for any use which may be made by the other Party of any Background IP or Arising IP, nor for any reliance which may be placed by the other Party on any Background IP or Arising IP, nor for advice or information given in connection with any Background IP or Arising IP.

9.3.	Subject to Section 9.4, the liability of one Party to the other Party for any breach of this Agreement, any negligence of the other Party, or arising in any other way out of the subject matter of this Agreement, the Background IP, the Arising IP will not extend to any indirect or consequential damages or losses, or any loss of profits, loss of revenue, loss of data, loss of contracts or opportunity, whether direct or indirect, even if the Party bringing the claim has advised the other Party of the possibility of those losses, or if they were within the other Party’s contemplation.

9.4.	Nothing in this Agreement limits or excludes either Party’s liability for:

(i)	death or personal injury;

(ii)	any fraud, corruption or for any sort of liability that, by law, cannot be limited or excluded; or

(iii)	any loss or damage caused by a deliberate breach of this Agreement or a breach of Sections 3, 7 and 13.

9.5.	The only undertakings and warranties given by the Parties in this Agreement are those expressly contained in this Agreement. All other warranties, conditions, terms, undertakings and obligations, whether implied by statute, principle of civil law, custom, trade usage, course of dealing or in any other way are hereby disclaimed by the Parties to the fullest extent permitted by law.

10	FORCE MAJEURE

10.1.	If the performance by one Party of any of its obligations under this Agreement is delayed or prevented by circumstances that are reasonably unforeseeable and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

are beyond its reasonable control (“Force Majeure”), that Party will not be in breach of this Agreement because of that delay in performance provided, provided that the Party affected by the Force Majeure shall, within ten (10) days after its occurrence, give notice to the other Party stating the nature of the circumstances, its anticipated duration and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is reasonably required and the Party affected by the Force Majeure shall use its reasonable efforts to remedy its inability to perform.

11	TERM AND TERMINATION

11.1.	This Agreement begins on the Effective Date. Unless early terminated in accordance with Sections 2.8, 11 or 13, this Agreement shall continue in effect till each Party fulfils its rights and obligations hereunder.

11.2.	GSK can terminate this Agreement at any time by [*] prior written notice to CBP after completion of the Evaluation.

11.3.	The Parties acknowledge and agree that (i) CBP’s obtaining of the TCM Approvals in accordance with Section 2.10, and (ii) the maintenance of the validity of CTA for Phase II and Phase III Clinical Trials of the Product by CBP, are of vital importance to GSK in entering into this Agreement. In the event that (i) such TCM Approvals are not procured in accordance with Section 2.10, or (ii) the CTA for Phase II or Phase III Clinical Trials are held invalid by any regulatory authorities, CBP shall promptly notify GSK in writing and GSK may terminate this Agreement by written notice to CBP within [*] after receiving the notice by CBP.

11.4.	Either Party may terminate this Agreement with immediate effect by written notice to the other Party if:

(i)	the other Party is in breach of any provision of this Agreement and (if it is capable of remedy) the breach has not been remedied within [*] after receipt of written notice specifying the breach and requiring its remedy; or

(ii)	the other Party becomes insolvent, or if an order is made or a resolution is passed for its winding up (except mergers or reorganizations as part of a voluntary dissolution), or if an administrator, administrative receiver or receiver is appointed over the whole or any part of that Party’s assets, or if that Party makes any arrangement with its creditors, or anything happens which is analogous to any of these matters.

(iii)	If there is a change in the legal or beneficial ownership of CBP or of its majority shareholders from the state existing at the Effective Date which GSK considers in its sole discretion to be significant, then GSK may terminate this Agreement immediately by written notice. CBP agrees to give GSK notice in writing of any such change within [*] of it becoming effective.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.5.	Sections 1, 3, 6, 7, 8, 9, 11, 12, 13, 14 and 15, and other Sections required by their nature or terms to survive, will survive the expiration of the Term or the termination of this Agreement for any reason and will continue indefinitely (unless the terms thereof expressly provide for a shorter survival period).

11.6.	Termination of this Agreement for whatever reason shall not affect the accrued rights of the Parties arising in any way out of this Agreement as at the date of termination or expiry and in particular but without limitation the right to recover damages and interest.

12	WARRANTIES

12.1.	CBP warrants to GSK that:

(i)	its Background Knowledge and Licensed IP are free from all charges and encumbrances (including without limitation rights of any third party);

(ii)	it has conducted non-clinical studies and certain clinical researches in accordance with the applicable laws and regulations;

(iii)	it has obtained the CTA for Phase II and Phase III Clinical Trial of the Product in accordance with applicable laws and regulations, no misrepresentation or untrue, inaccurate or misleading statement or information is made or provided in such application;

(iv)	all data, documents, materials and dossier provided by CBP hereunder, including but not limited to the data of laboratory study of the Product, are true, accurate, complete and legally obtained;

(v)	it will act with all due care and skill in implementing this Agreement, and that the CBP personnel involved in the Fugan Program have the requisite skills and experience to undertake the Fugan Program; and

(vi)	it has complied and will comply with all applicable PRC laws and regulations in entering into and performing this Agreement (including without limitation the PRC Regulations on Traditional Chinese Medicine and the Provisional Measures regarding Foreign-related Administration of Traditional Chinese Medicine and the execution, delivery and performance of this Agreement and the ancillary agreements referred to herein does not violate any applicable laws, regulations or orders of the CBP’s regulatory authority, or violate or contravene any agreements or documents binding upon it.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

12.2.	CBP warrants to GSK that CBP is a company of legal person status duly organized and existing under PRC law, and has full power and authority under relevant laws and its constitutional documents, and has taken all necessary actions and obtained all authorizations, licenses, consents and approvals on or prior to the Effective Date, to allow it to enter into this Agreement and to perform its obligations under this Agreement, and will maintain the validity of all such authorizations, licenses, consents and approvals during the Term of this Agreement.

12.3.	Unless otherwise required or prohibited by law, the Parties warrant to each other, to the best of their knowledge, that in relation to the performance of this Agreement, they:

(i)	do not employ, engage or otherwise use any child labor in circumstances such that the tasks performed by any such child labor could reasonably be foreseen to cause either physical or emotional impairment to the development of such child;

(ii)	do not use forced labor in any form (prison, indentured, bonded or otherwise) and its employees are not required to deposit papers or cash deposits before starting work;

(iii)	provide their employees a safe and healthy workplace, presenting no immediate hazards, housing that is safe for habitation, and access to clean water, food, and emergency healthcare in the event of accidents or incidents in the workplace;

(iv)	do not discriminate against any employees on any ground (including race, religion, disability or gender).

(v)	do not engage in or support the use of corporal punishment, mental, physical, sexual or verbal abuse and do not use cruel or abusive disciplinary practices in the workplace;

(vi)	pay each employee at least the minimum wage, or a fair representation of the prevailing industry wage, (whichever is higher) and provide each employee with all legally mandated benefits;

(vii)	comply with the laws on working hours and employment rights in the countries in which they operate; and

(viii)	are respectful of their employees’ right to join and form independent trade unions and freedom of association.

12.4.	The Parties agree that they are responsible for controlling their own supply chain and that they shall encourage compliance with ethical standards and human rights by any subsequent supply of goods and services that are used by the Parties when performing their obligations under this Agreement.

12.5.	The Parties will ensure that they have ethical and human rights policies and an appropriate complaints procedure to deal with any breaches of such policies.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13	ANTI-CORRUPTION

13.1.	CBP acknowledges receipt of the “Prevention of Corruption - Third Party Guidelines” (set out in Schedule 3, the “Guidelines”) and agrees to perform its obligations under this Agreement, and to cause the CBP personnel to perform this Agreement, all in accordance with the Guidelines (as amended from time to time and provided to CBP by GSK).

13.2.	CBP shall comply and shall cause the CBP personnel involved in performance of this Agreement to comply fully at all time with all applicable laws and regulations, including but not limited to applicable anti-corruption laws, of the territory in which CBP conducts business with GSK.

13.3.	CBP agrees that it has not, and covenants that it will not, in connection with the performance of this Agreement, promise, authorise, ratify or offer to make, or take any act in furtherance of any payment or transfer of anything of value, directly or indirectly: (i) to any individual including Government Officials (as defined below); or (ii) to an intermediary for payment to any individual including Government Officials; or (iii) to any political party. It is the intent of Parties that no payments or transfers of value will be made, promised, authorised, ratified or offered with the purpose or effect of public or commercial bribery, acceptance of or acquiescence in extortion, kickbacks or other unlawful or improper means of securing an improper advantage or obtaining or retaining business.

For the purpose of this section “Government Official” means: (a) any officer or employee of a government or any department, agency or instrument of a government; (b) any person acting in an official capacity for or on behalf of a government or any department, agency, or instrument of a government; (c) any officer or employee of a company or business owned in whole or part by a government; (d) any officer or employee of a public international organization such as the World Bank or United Nations; (e) any officer or employee of a political party or any person acting in an official capacity on behalf of a political party; and/or (f) any candidate for political office.

13.4.	CBP will not contact, or otherwise meet with any Government Official with respect to any transactions required under this Agreement, without the prior written approval of GSK and, when requested by GSK, only in the presence of a GSK designated representative.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.5.	CBP represents that it has not been convicted of or pleaded guilty to a criminal offence, including one involving fraud, corruption, or moral turpitude, that it is not now, to the best of their knowledge, the subject of any government investigation for such offenses, and that it is not now listed by any government agency as debarred, suspended, proposed for suspension or debarment, or otherwise ineligible for government programs.

13.6.	CBP represents and warrants that except as disclosed in writing: (1) it does not have any interest which directly or indirectly conflicts with their proper and ethical performance of this Agreement; and (2) it will maintain arms length relations with all third parties (including government officials) with which they deal for or on behalf of GSK or in performance of this Agreement.

13.7.	GSK will have the right during the term of this Agreement to conduct an investigation and audit of CBP to monitor compliance with the terms of this Section 13. CBP will cooperate fully with such investigation or audit, the scope, method, nature and duration of which will be at the sole reasonable discretion of GSK.

13.8.	CBP will ensure that all transactions under this Agreement are properly and accurately recorded in all material respects on its books and records and each document upon which entries such books and records are based is complete and accurate in all material respects. CBP must maintain a system of internal accounting controls reasonably designed to ensure that it maintains no off-the-books accounts.

13.9.	CBP agrees that GSK may make full disclosure of information relating to a possible violation of the terms of this Agreement at any time and for any reason to any competent government bodies and its agencies, and to whomsoever GSK determines in good faith has a legitimate need to know.

13.10.	GSK shall be entitled to terminate this Agreement immediately on written notice to CBP, if CBP fails to perform its obligations in accordance with this Section 13. CBP shall have no claim against GSK for compensation for any loss of whatever nature by virtue of the termination of this Agreement in accordance with this Section 13. To the extent (and only to the extent) that the laws of the PRC provide for any such compensation to be paid to CBP upon the termination of this Agreement, CBP hereby expressly agrees to waive (to the extent possible under laws of the PRC) or to repay to GSK any such compensation or indemnity.

14	INDEMNIFICATION

14.1.	CBP shall indemnify, defend and hold harmless GSK, its Affiliates, and its and their respective, directors, officers, employees and agents (collectively the “GSK Indemnified Party”) against any and all claims, liabilities, losses, damages, costs or expenses, including reasonable attorneys’ fees, (collectively, “Losses”) incurred or suffered by the GSK Indemnified Party by reason of a claim brought by a third party to the extent arising out of or caused by:

(i)	any warranty provided by CBP herein is or becomes untrue or inaccurate;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(ii)	the negligence, recklessness or misconduct of CBP or its Affiliates or any employees, officers, consultants or agents of either of the foregoing in connection with the Development of any Product and/or the Background Knowledge or the Licensed IP; or

(iii)	the Development, distribution, marketing, promotion or sale of Products or the use of the Background Knowledge or the Licensed IP by GSK Indemnified Party.

14.2.	In the event that any GSK Indemnified Party intends to seek indemnification for any claim under Section 14.1, it shall inform CBP of the claim promptly after receiving notice of the claim and shall permit CBP to direct and control the defense of the claim and shall provide such reasonable assistance as is reasonably requested by CBP (at CBP’s cost) in the defense of the claim provided that nothing in this Section 14.2 shall permit CBP to make any admission on behalf of any GSK Indemnified Party, or to settle any claim or litigation which would impose any financial obligations on GSK or an GSK Indemnified Party without the prior written consent of GSK, such consent not to be unreasonably withheld or delayed.

14.3.	GSK shall indemnify, defend and hold harmless CBP, its Affiliates, and its and their respective, directors, officers, employees and agents (collectively the “CBP Indemnified Party”) against any and all Losses incurred or suffered by the CBP Indemnified Party by reason of a claim brought by a third party to the extent arising out of or caused by:

(i)	any warranty provided by GSK herein is or becomes untrue or inaccurate; or

(ii)	the willful misconduct of GSK or its Affiliates or any employees, officers, consultants or agents of either of the foregoing in connection with undertaking Phase II or Phase III Clinical Trial.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

15	GENERAL

15.1.	Notices: Any notice to be given under this Agreement must be in writing, may be delivered by one Party to the other Party by any of the methods set out in the left hand column below, and will be deemed to be received on the corresponding day set out in the right hand column:

Method of service	Deemed day of receipt

By hand	the day of delivery

By courier	the second Business Day after posting

By recorded delivery post	the third Business Day after posting

By fax (provided the sender’s fax machine confirms complete and error-free transmission of that notice to the correct fax number)	the next Business Day after sending or, if sent before 16:00 (sender’s local time), on the day it was sent

The Parties’ respective representatives for the receipt of notices are, until changed by written notice given in accordance with this Section, as follows:

For CBP:	For GSK:

Name: Address:	Name: [*] Address: Building 3, 898 Halei Road, Zhangjiang Hi-Tech Park, Pudong, Shanghai 201203, China

610041

Email: [*]	Email: [*]

15.2.	Headings: The headings in this Agreement are for ease of reference only; they do not affect the construction or interpretation of this Agreement.

15.3.

Subcontracting: It is recognized that each Party may engage or use any third party subcontractors (including contract research organizations) to perform any of its obligations under this Agreement. Any third party subcontractor engaged to perform obligations of a Party (the “Subcontracting Party”) in this Agreement shall have sufficient expertise to meet the qualifications typically required by such Subcontracting Party for the performance of work similar in scope and complexity to the subcontracted activity. The Subcontracting Party shall remain liable for, and obligated to, perform all of its obligations under this Agreement and shall be liable for the performance of, and any acts, omissions or breaches by, each of its subcontractors. A Subcontracting Party shall be responsible for ensuring compliance by its third party subcontractors, if any, with all the terms of this Agreement, including without limitation obligations of confidentiality. Further, the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Subcontracting Party shall ensure in any subcontracting arrangement that GSK obtains sole ownership of all inventions, data and related Intellectual Property rights made or developed by such third party subcontractor relating to the Products.

15.4.	Assignment:

(i)	CBP agrees that it will not assign the whole or any part of this Agreement without GSK’s prior consent in writing.

(ii)	GSK shall subject to its issuing a written notice to the CBP to assign its rights and obligations hereunder to any Affiliate of it or to any successor in title to the whole or any part of its business.

15.5.	Illegal/unenforceable Sections: If the whole or any part of any Section of this Agreement is void or unenforceable in any jurisdiction, the other Sections of this Agreement, and the rest of the void or unenforceable Section, will continue in force in that jurisdiction, and the validity and enforceability of that Section in any other jurisdiction will not be affected.

15.6.	Waiver of rights: If one Party fails to enforce, or delays in enforcing, an obligation of the other Party, or fails to exercise, or delays in exercising, a right under this Agreement, that failure or delay will not affect its right to enforce that obligation or constitute a waiver of that right. Any waiver of any Section of this Agreement will not, unless expressly stated to the contrary, constitute a waiver of that Section on a future occasion.

15.7.	No agency: Nothing in this Agreement creates, implies or evidences any partnership or joint venture between the Parties, or the relationship between them of principal and agent. Neither Party has any authority to make any representation or commitment, or to incur any liability, on behalf of the other Party.

15.8.	Entire agreement: This Agreement constitutes the entire agreement between the Parties relating to its subject matter. Each Party acknowledges that it has not entered into this Agreement on the basis of any warranty, representation, statement, agreement or undertaking except those expressly set out in this Agreement. Each Party waives any claim for breach of this Agreement, or any right to rescind this Agreement in respect of, any representation which is not an express Section of this Agreement. However, this Section does not exclude any liability which either Party may have to the other Party (or any right which any Party may have to rescind this Agreement) in respect of any fraudulent misrepresentation or fraudulent concealment before signing this Agreement.

15.9.	Formalities: Each Party will take any action and execute any document reasonably required by the other Party to give effect to any of its rights under this Agreement, or to enable their registration in any relevant territory provided the requesting Party pays the other Party’s reasonable expenses.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

15.10.	Amendments: No variation or amendment of this Agreement will be effective unless it is made in writing and signed by each Party’s representative.

15.11.	Language: This Agreement shall be written in both English and Chinese. Both language versions shall have equal validity and effect. In the event of any discrepancy between the two language versions, the English version shall prevail.

15.12.	Governing law: This Agreement is governed by, and is to be interpreted in accordance with the laws of the PRC without regard to its principles of conflicts of law.

15.13.	Dispute resolution:

(i)	Any dispute, controversy or claim arising from or in connection with this Agreement, including any question regarding its existence, validity or termination (“Dispute”), must be resolved in the first instance through consultation between senior officers of CBP and GSK (or their respective nominees). If, within thirty (30) days following the date of the first written notification of the existence of a Dispute by one Party to the other Party, the Dispute cannot be resolved, the Dispute must be submitted to arbitration in accordance with the remaining Sections of this Section 15.13.

(ii)	Any Dispute not resolved must be submitted to the China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration which must be conducted in accordance with CIETAC’s arbitration rules in force as at the date of applying for arbitration. The seat of the arbitration will be Shanghai.

(iii)	There will be three arbitrators. Each of GSK and CBP must appoint one arbitrator. The third arbitrator must be appointed by the other two appointed arbitrators. If a Party does not appoint an arbitrator who has consented to act within thirty (30) days after the notice of arbitration or if a third arbitrator has not been appointed who has consented to act within forty five (45) days after the notice of arbitration, then the relevant appointment must be made by the Secretary General of CIETAC.

(iv)	The arbitration proceedings will be conducted in Chinese.

(v)

The award of the arbitration tribunal will be final and binding upon the Parties. By agreeing to arbitration under this Section 15.13, the Parties irrevocably waive their right to any form of appeal, review or recourse to any state or court or other judicial authority, insofar as this waiver can be validly given. Any award may be enforced by any court of competent

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

jurisdiction. Each Party expressly waives all rights to object to any proceedings related to arbitration, the enforcement of arbitration or any other arbitral or judicial proceedings including any defense of sovereign immunity and any other defense based on the fact or allegation that it is an agency or instrumentality of a sovereign state or any department thereof or an entity affiliated to a sovereign state or any department thereof.

(vi)	Without prejudice to the Parties’ agreement to arbitrate as set forth in this Section 15.13, any Party has the right to seek preservation of property, preservation of evidence, interim injunctive relief, provisional rulings or other interim relief or procedural assistance from a court of competent jurisdiction, both before and after the arbitral tribunal has been appointed, at anytime up until the arbitral tribunal has made its final award.

(vii)	The costs of arbitration must be borne by the losing Party, unless otherwise decided by the arbitration award.

15.14.	Execution: This Agreement is made in four (4) copies. CBP shall keep three (3) copy and GSK shall keep one (1) copy.

[The remainder of this page intentionally left blank; the signature page follows.]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SIGNED for and on behalf of CBP:		SIGNED for and on behalf of GSK:

Signature:	/s/ [ILLEGIBLE]	Signature:	/s/ Patrick Vallance

Name:	[ILLEGIBLE]	Name:	Patrick Vallance

Position:	[ILLEGIBLE]	Position:	President Pharmaceuticals R&D 3rd July 2013

Seal		Seal

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 1

Fugan Program Transfer

I.	CBP will deliver Fugan Program Transfer within [*] on Effective Date.

II.	Following the Fugan Program Transfer, GSK will perform the following tests to verify Fugan and its property to complete the Fugan Program Transfer:

•	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 2

GSK Evaluation and Criteria

•	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 3

PREVENTION OF CORRUPTION - THIRD PARTY GUIDELINES

•	The GSK Corporate Policy 007 on Preventing Corrupt Practice and Maintaining Standards of Documentation (“GSK Policy 007”) requires compliance with the highest ethical standards and all anti-corruption laws applicable in the countries in which GSK (whether through a third party or otherwise) conducts business. GSK Policy 007 requires all GSK employees and any third party acting for or on behalf of GSK to ensure that all dealings with third parties, both in the private and government sectors, are carried out in compliance with all relevant laws and regulations and with the standards of integrity required for all GSK business. GSK values integrity and transparency and has zero tolerance for corrupt activities of any kind, whether committed by GSK employees, officers, or third-parties acting for or on behalf of the GSK.

•	Corrupt Payments - GSK employees and any third party acting for or on behalf of GSK, shall not, directly or indirectly, promise, authorize, ratify or offer to make or make any “payments” of “anything of value” (as defined in the glossary section) to any individual (or at the request of any individual) including a “government official” (as defined in the glossary section) for the improper purpose of influencing or inducing or as a reward for any act, omission or decision to secure an improper advantage or to improperly assist the company in obtaining or retaining business.

•	Government Officials - Although GSK’s policy prohibits payments by GSK or third parties acting for or on its behalf to any individual, private or public, as a “quid pro quo” for business, due to the existence of specific anticorruption laws in the countries where we operate, this policy is particularly applicable to “payments” of “anything of value” (as defined in the glossary section), or at the request of, “government officials” (as defined in the glossary section).

•	Facilitating Payments - For the avoidance of doubt, facilitating payments (otherwise known as “greasing payments” and defined as payments to an individual to secure or expedite the performance of a routine government action by government officials) are no exception to the general rule and therefore prohibited.

GLOSSARY

The terms defined herein should be construed broadly to give effect to the letter and spirit of the GSK Policy 007. GSK is committed to the highest ethical standards of business dealings and any acts that create the appearance of promising, offering, giving or authorizing payments prohibited by this policy will not be tolerated.

Anything of Value: this term includes cash or cash equivalents, gifts, services, employment offers, loans, travel expenses, entertainment, political contributions, charitable donations, subsidies, per diem payments, sponsorships, honoraria or Section of any other asset, even if nominal in value.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Payments: this term refers to and includes any direct or indirect offers to pay, promises to pay, authorizations of or payments of anything of value.

Government Official shall mean:

•	Any officer or employee of a government or any department, agency or instrument of a government;

•	Any person acting in an official capacity for or on behalf of a government or any department, agency, or instrument of a government;

•	Any officer or employee of a company or business owned in whole or part by a government;

•	Any officer or employee of a public international organization such as the World Bank or United Nations;

•	Any officer or employee of a political party or any person acting in an official capacity on behalf of a political party;

•	Any candidate for political office; and/or

•	In many countries in which GSK conducts business, doctors and other healthcare providers may qualify as government officials because it is either (i) employed by a government-owned or funded hospital, clinic, university or other entity and/or (ii) receive funding, professional service fees or other remuneration from a government-owned or funded hospital, clinic, university or other entity.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.